SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                 ______________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                 ______________________________

                  SOUTHERN NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                   56-0939887
(State or other jurisdiction of             (I.R.S. Employer Identification
 incorpation of organization)                            Number)




                         200 West Second Street
                 Winston-Salem, North Carolina  27101
     (Address of principal executive offices, including zip code)


                  SOUTHERN NATIONAL CORPORATION
                1995 OMNIBUS STOCK INCENTIVE PLAN
                    (Full title of the plan)




                    Jerone C. Herring, Esq.
                 Southern National Corporation
                    200 West Second Street
                           3rd Floor
              Winston-Salem, North Carolina 27101
                        (910) 733-2180
     (Name, address and telephone number, including area code,
                     of agent for service)


                            CALCULATION OF REGISTRATION FEE



                                      Proposed      Proposed
Title of                              maximum       maximum
securities          Amount            offering      aggregate      Amount of
to be               to be             price         offering       registration
registered          registered        per share(1)  price(1)       fee(1)

Common
Stock, par value
$5.00 per share    6,000,000 shares   $28.625        $171,750,000   $59,224


     (1) Pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the registrant's common stock on May 13, 1996, as reported on the New York Stock Exchange.

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

                                PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Southern National
Corporation (the "Company" or "SNC") with the Securities and
Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (c) the Company's Current Reports on Form 8-K filed with the Commission on April 15, 1996 and May 3, 1996, respectively;

         (d) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

         (e) the description of the Company's Common Stock, par value $5.00 per share, contained in the Company's registration statement filed with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the laws of North Carolina, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

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
Item 8.  Exhibits.

         The following exhibits are filed as a part of this Registration Statement:

    Number              Description


    5         Opinion of Womble Carlyle Sandridge & Rice, P.L.L.C.

    23.1      Consent of Independent Public Accountants.

    23.2 Consent of Womble Carlyle Sandridge & Rice, P.L.L.C. (included in Exhibit 5).

    24        Power of Attorney of Directors and Officers of the Company.


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)  To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933 (the
              "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section
    13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

                              THE REGISTRANT

    Pursuant to the requirements of the Securities Act of 1933, Southern National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 15th day of May, 1996.

                        SOUTHERN NATIONAL CORPORATION

                        By:  Jerone C.  Herring
                             Jerone C.  Herring
                             Executive Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 15, 1996.


     John A. Allison IV*                         Scott E. Reed
Name:    John A. Allison IV                  Name:    Scott E. Reed
Title:   Chairman of the Board and           Title:   Senior Executive Vice
         Chief Executive Officer                      President and Chief
         (principal executive officer)                Financial Officer


     Sherry A. Kellett                           Paul B. Barringer*
Name:    Sherry A. Kellett                   Name:    Paul B. Barringer
Title:   Executive Vice President            Title:   Director
         and Controller
         (principal accounting officer)


     W. R. Cuthbertson, Jr.*
Name:    W. R. Cuthbertson, Jr.              Name:    Ronald E. Deal
Title:   Director                            Title:   Director


     A. J. Dooley, Sr.*                          Joe L. Dudley, Sr.*
Name:    A. J. Dooley, Sr.                   Name:    Joe L. Dudley, Sr.
Title:   Director                            Title:   Director

     Tom D. Efird*                               O. William Fenn, Jr.*
Name:    Tom D. Efird                        Name:    O. William Fenn, Jr.
Title:   Director                            Title:   Director



     Paul S. Goldsmith*                          L. Vincent Hackley*
Name:    Paul S. Goldsmith                   Name:    L. Vincent Hackley
Title:   Director                            Title:   Director


     Ernest F. Hardee*                           Richard Janeway, M.D.*
Name:    Ernest F. Hardee                    Name:    Richard Janeway, M.D.
Title:   Director                            Title:   Director

     J. Ernest Lathem, M.D.*                     James H. Maynard*
Name:    J. Ernest Lathem, M.D.              Name:    James H. Maynard
Title:   Director                            Title:   Director

     Joseph A. McAleer*                          Albert O. McCauley*
Name:    Joseph A. McAleer                   Name:    Albert O. McCauley
Title:   Director                            Title:   Director

     Dickson McLean, Jr.*                        Charles E. Nichols*
Name:    Dickson McLean, Jr.                 Name:    Charles E. Nichols
Title:   Director                            Title:   Director

     L. Glenn Orr, Jr.*                          A. Winniett Peters*
Name:    L. Glenn Orr, Jr.                   Name:    A. Winniett Peters
Title:   Director                            Title:   Director

     Richard L. Player, Jr.*                     C. Edward Pleasants, Jr.*
Name:    Richard L. Player, Jr.              Name:    C. Edward Pleasants, Jr.
Title:   Director                            Title:   Director

     Nido R. Qubein*                             A. Tab Williams, Jr.*
Name:    Nido R. Qubein                      Name:    A. Tab Williams, Jr.
Title:   Director                            Title:   Director





*By: Jerone C. Herring
     Name:  Jerone C. Herring
     Attorney-in-Fact

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                               EXHIBIT INDEX
                                    to
                   Registration Statement on Form S-8 of
                       Southern National Corporation









Exhibit No.            Description


     5            Opinion of Womble Carlyle Sandridge & Rice, P.L.L.C.

     23.1         Consent of Independent Public Accountants.

     23.2         Consent of Womble Carlyle Sandridge & Rice, P.L.L.C.
                  (included in Exhibit 5).

     24 Power of Attorney of Directors and Officers of the Company.
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

                     WOMBLE CARLYLE SANDRIDGE & RICE         Exhibit 5
                A PROFESSIONAL LIMITED LIABILITY COMPANY
                      3300 ONE FIRST UNION CENTER
                       301 SOUTH COLLEGE STREET
                 CHARLOTTE, NORTH CAROLINA 28202-6025
                                                           OTHER OFFICES
GARZA BALDWIN, III       TELEPHONE (704) 331-4900           ATLANTA, GA
(704) 331-4907           FACSIMILE (704) 331-4955           RALEIGH, NC
                                                         WINSTON-SALEM, NC


                               May 15, 1996


Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

          Re: Registration Statement on Form S-8 with respect to the Southern National Corporation 1995 Omnibus
               Stock Incentive Plan

Ladies and Gentlemen:

          We are acting as counsel for Southern National
Corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 6,000,000 shares of its common stock, $5.00 par value (the "Shares"), which are proposed to be offered and sold pursuant to the Company's 1995 Omnibus Stock Incentive Plan, as amended and restated effective April 23, 1996 (the "Plan"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

          Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                   Sincerely,

                                   WOMBLE CARLYLE SANDRIDGE & RICE
                                   A Professional Limited Liability Company



                                   By:       Garza Baldwin, III
                                             Garza Baldwin, III

                                                               Exhibit 23.1


                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1996 (except with respect to the matter discussed in Note J to the consolidated financial statements, as to which the date is February 28, 1996), included in Southern National Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
May 15, 1996.

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                                                             Exhibit 24
                             POWER OF ATTORNEY

     Each of the undersigned, being a director of Southern National Corporation (the Corporation ), hereby nominates, constitutes and appoints John A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his true and lawful attorney-in-fact and on his behalf and in his name to sign a registration statement or registration statements on Form S-8, and all amendments thereto, and to file the same under the Securities Act of 1933, as amended (the Act ), in connection with the registration under the Act of shares of the Corporation's common stock issuable pursuant to the Southern National Corporation 1995 Omnibus Stock Incentive Plan, as it may be amended from time to time, the registration statement or registration statements to be in such form as such attorney-in-fact shall approve, such approval to be conclusively evidenced by his signing thereof; and each of the undersigned agrees to ratify and confirm all that such attorneys-in-fact or any of them shall do in the exercise or purported exercise of the powers hereby granted.

     IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 24th day of October, 1995.


John A. Allison                    J. Ernest Lathem, M.D.
John A. Allison                    J. Ernest Lathem, M.D.

Paul B. Barringer                  James H. Maynard
Paul B. Barringer                  James H. Maynard

W. R. Cuthbertson, Jr.             Joseph A. McAleer, Jr.
W. R. Cuthbertson, Jr.             Joseph A. McAleer, Jr.

                                   Albert O. McCauley
Ronald E. Deal                     Albert O. McCauley

A. J. Dooley, Sr.                  Dickson McLean, Jr.
A. J. Dooley, Sr.                  Dickson McLean, Jr.

Joe L. Dudley, Sr.                 Charles E. Nichols
Joe L. Dudley, Sr.                 Charles E. Nichols

Tom D. Efird                       L. Glenn Orr, Jr.
Tom D. Efird                       L. Glenn Orr, Jr.

O. William Fenn, Jr.               A. Winniett Peters
O. William Fenn, Jr.               A. Winniett Peters

Paul S. Goldsmith                  Richard L. Player, Jr.
Paul S. Goldsmith                  Richard L. Player, Jr.

Lloyd Vincent Hackley              C. Edward Pleasants, Jr.
Lloyd Vincent Hackley              C. Edward Pleasants, Jr.

Ernest F. Hardee                   Nido R. Qubein
Ernest F. Hardee                   Nido R. Qubein

Richard Janeway, M.D.              A. Tab Williams, Jr.
Richard Janeway, M.D.              A. Tab Williams, Jr.